Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 29, 2016 related to the consolidated balance sheets of Mitel Networks Corporation (the “Company”) as at December 31, 2015 and 2014, and the consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the years ended December 31, 2015 and December 31, 2014, the eight months ended December 31, 2013, and the year ended April 30, 2013, the financial statement schedule, and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Ottawa, Canada

May 13, 2016